UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

December 17, 2019

Date of Report

(Date of earliest event reported)

BRIDGEWATER BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Minnesota (State or other jurisdiction of incorporation)	001-38412 (Commission File Number)	26-0113412 (I.R.S. Employer Identification No.)
	3800 American Boulevard West, Suite 100 Bloomington, Minnesota (Address of principal executive offices)	55431 (Zip Code)

Registrant’s telephone number, including area code: (952) 893-6868

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol	Name of each exchange on which registered:
Common Stock, $0.01 Par Value	BWB	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 17, 2019, the Board of Directors (the “Board”) of Bridgewater Bancshares, Inc. (the “Company”) increased the number of directors constituting the entire Board from eight to nine directors, and, upon the recommendation of the Board’s Nominating and Corporate Governance Committee, appointed Lisa Brezonik as a Class III director to fill the vacancy created by this increase. As with other Class III directors, Ms. Brezonik’s initial term will expire at the 2021 annual shareholder meeting.  Also on December 17, 2019, Ms. Brezonik was appointed to both the Board’s Audit Committee and Nominating and Corporate Governance Committee. The Board has determined that Ms. Brezonik qualifies as an independent director under the applicable rules of The Nasdaq Stock Market LLC and the Securities and Exchange Commission. Ms. Brezonik will also serve as a director of the Company’s wholly owned subsidiary, Bridgewater Bank.

Ms. Brezonik is currently the President of Salo, LLC, a leading staffing and consulting firm for finance, accounting and human resources in Minneapolis and Chicago.  Prior to her tenure as President, Ms. Brezonik served as Salo’s Chief Operating Officer and Chief Talent Officer. Before joining Salo, Ms. Brezonik spent eight years as the owner and founder of Brezonik Consulting, a Minneapolis-St. Paul based executive coaching and organizational consulting firm, and has also held various human resources leadership roles at RBC Dain Rauscher, Integ Incorporated, and Room and Board, Inc.

As a non-employee director of the Company, Ms. Brezonik will participate in the Company’s non-employee director compensation program.  Pursuant to such program, Ms. Brezonik will receive a quarterly retainer of $20,000 for service on the Board and committees of the Board, which amount will be prorated for any partial term. Commencing January 1, 2020, half of the quarterly retainer will be paid in the Company’s common stock. There were no arrangements or understandings between Ms. Brezonik and any other person pursuant to which she was selected as a director.  Ms. Brezonik does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01           Regulation FD Disclosure.

On December 18, the Company issued a press release announcing the appointment of Ms. Brezonik as a director of the Company, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.  The information furnished pursuant to this Item 7.01 and the related exhibit shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as may be expressly set forth by specific reference in such filing.

Item 9.01           Financial Statements and Exhibits.

(d)          Exhibits

Exhibit 99.1Press Release of Bridgewater Bancshares, Inc., dated December 18, 2019, regarding the appointment of a new director

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Bridgewater Bancshares, Inc.

Date: December 18, 2019
By: /s/ Jerry Baack
Name: Jerry Baack
Title: Chairman, Chief Executive Officer and President

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